EXHIBIT 99.1

FOR IMMEDIATE RELEASE

STURM, RUGER & COMPANY, INC. REPORTS FIRST QUARTER

FULLY DILUTED EARNINGS OF $1.22 PER SHARE

AND DECLARES DIVIDEND OF 49¢ PER SHARE

SOUTHPORT, CONNECTICUT, May 5, 2014--Sturm, Ruger & Company, Inc. (NYSE-RGR) announced today that for the first quarter of 2014 the Company reported net sales of $169.9 million and fully diluted earnings of $1.22 per share, compared with net sales of $155.9 million and fully diluted earnings of $1.20 per share in the first quarter of 2013.

The Company also announced today that its Board of Directors declared a dividend of 49¢ per share for the first quarter, for shareholders of record as of May 16, 2014, payable on May 30, 2014. This dividend varies every quarter because the Company pays a percent of earnings rather than a fixed amount per share. This dividend is approximately 40% of net income.

Chief Executive Officer Michael O. Fifer made the following observations related to the Company’s 2014 first quarter performance:

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•	Our earnings increased 2% from the first quarter of 2013 on a 9% increase in sales. The main driver of the reduced operating margins was a product mix shift away from unusually strong sales of higher-margin firearms accessories that we enjoyed one year ago. Additionally, increased depreciation expense affected operating margins. At the same time, our EBITDA of $47.3 million increased 13% from the first quarter 2013 EBITDA of $41.9 million.

•	A summary of Q1 year-over-year growth follows:

Sales	9%

Earnings	2%

EBITDA	13%

•	New products represented $41.3 million or 24% of firearm sales in the first quarter of 2014.
•	Demand for our products significantly outpaced the growth in industry demand as measured by the National Instant Criminal Background Check System (“NICS”) background checks (as adjusted by the National Shooting Sports Foundation) for the first quarter of 2014 as illustrated below:

Increase in estimated Ruger Units Sold from Distributors to Retailers	10%

Increase in total adjusted NICS Background Checks	(22%)

•	Cash generated from operations during the first quarter of 2014 was $15.8 million. At March 29, 2014, our cash totaled $49.8 million. Our current ratio is 1.9 to 1 and we have no debt.

•	In the first quarter of 2014, capital expenditures totaled $9.6 million, much of it related to tooling fixtures and equipment for new product introductions and to upgrade and modernize manufacturing equipment. We expect to invest approximately $35 million on capital expenditures during 2014 as we continue to prioritize new product development.

•	In the first quarter of 2014, the Company returned $10.5 million to its shareholders through the payment of dividends.

•	At March 29, 2014, stockholders’ equity was $192.8 million, which equates to a book value of $9.94 per share, of which $2.57 per share was cash.

Today, the Company filed its Quarterly Report on Form 10-Q for 2014. The financial statements included in this Quarterly Report on Form 10-Q are attached to this press release.

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Tomorrow, May 6, 2014, Sturm, Ruger will host a webcast of its Annual Meeting of Stockholders at 9:00 a.m. ET. Interested parties can access the webcast at www.ruger.com/corporate or by dialing 866-297-6395, participant code 37122276.

The Quarterly Report on Form 10-Q is available on the SEC website at www.sec.gov and the Ruger website at www.ruger.com/corporate. Investors are urged to read the complete Quarterly Report on Form 10-Q to ensure that they have adequate information to make informed investment judgments.

About Sturm, Ruger

Sturm, Ruger & Co., Inc. is one of the nation’s leading manufacturers of rugged, reliable firearms for the commercial sporting market. The only full-line manufacturer of American-made firearms, Ruger offers consumers over 400 variations of more than 30 product lines. For more than 60 years, Ruger has been a model of corporate and community responsibility. Our motto, “Arms Makers for Responsible Citizens,” echoes the importance of these principles as we work hard to deliver quality and innovative firearms.

The Company may, from time to time, make forward-looking statements and projections concerning future expectations. Such statements are based on current expectations and are subject to certain qualifying risks and uncertainties, such as market demand, sales levels of firearms, anticipated castings sales and earnings, the need for external financing for operations or capital expenditures, the results of pending litigation against the Company, the impact of future firearms control and environmental legislation, and accounting estimates, any one or more of which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date such forward-looking statements are made or to reflect the occurrence of subsequent unanticipated events.

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS

(Dollars in thousands)

	March 29, 2014	December 31, 2013

Assets

Current Assets
Cash	$49,770	$55,064
Trade receivables, net	69,900	67,384

Gross inventories	70,620	64,199
Less LIFO reserve	(38,904)	(38,516)
Less excess and obsolescence reserve	(2,579)	(2,422)
Net inventories	29,137	23,261

Deferred income taxes	9,537	7,637
Prepaid expenses and other current assets	2,663	4,280
Total Current Assets	161,007	157,626

Property, plant and equipment	259,701	250,127
Less allowances for depreciation	(157,854)	(149,099)
Net property, plant and equipment	101,847	101,028

Other assets	26,519	18,464
Total Assets	$289,373	$277,118

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STURM, RUGER & COMPANY, INC.

CONDENSED BALANCE SHEETS (Continued)

(Dollars in thousands, except share data)

	March 29, 2014	December 31, 2013

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable and accrued expenses	$45,416	$46,991
Product liability	968	971
Employee compensation and benefits	20,926	34,626
Workers’ compensation	5,658	5,339
Income taxes payable	13,453	239
Total Current Liabilities	86,421	88,166

Product liability	283	265
Deferred income taxes	9,821	9,601

Contingent liabilities	—	—

Stockholders’ Equity
Common Stock, non-voting, par value $1:
Authorized shares 50,000; none issued	—	—
Common Stock, par value $1:
Authorized shares – 40,000,000 2014 – 23,698,186 issued, 19,398,752 outstanding 2013 – 23,647,350 issued, 19,347,916 outstanding	23,698	23,647
Additional paid-in capital	20,827	20,614
Retained earnings	205,586	192,088
Less: Treasury stock – at cost 2014 and 2013 – 4,299,434 shares	(37,884)	(37,884)
Accumulated other comprehensive loss	(19,379)	(19,379)
Total Stockholders’ Equity	192,848	179,086
Total Liabilities and Stockholders’ Equity	$289,373	$277,118

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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (UNAUDITED)

(Dollars in thousands, except per share data)

	Three Months Ended
	March 29, 2014	March 30, 2013

Net firearms sales	$169,162	$153,440
Net castings sales	722	2,465
Total net sales	169,884	155,905

Cost of products sold	108,761	94,596

Gross profit	61,123	61,309

Operating expenses:
Selling	14,421	15,764
General and administrative	8,733	8,443
Total operating expenses	23,154	24,207

Operating income	37,969	37,102

Other income:
Interest expense, net	(36)	(16)
Other income, net	365	265
Total other income, net	329	249

Income before income taxes	38,298	37,351

Income taxes	13,979	13,633

Net income and comprehensive income	$24,319	$23,718

Basic earnings per share	$1.26	$1.23

Fully diluted earnings per share	$1.22	$1.20

Cash dividends per share	$0.540	$0.404
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STURM, RUGER & COMPANY, INC.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013

Operating Activities
Net income	$24,319	$23,718
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	8,940	4,501
Slow moving inventory valuation adjustment	157	235
Stock-based compensation	1,214	1,330
Gain on sale of assets	—	(70)
Deferred income taxes	(1,680)	(2,684)
Changes in operating assets and liabilities:
Trade receivables	(2,516)	(16,464)
Inventories	(6,033)	1,684
Trade accounts payable and accrued expenses	(1,256)	2,836
Employee compensation and benefits	(14,046)	3,678
Product liability	15	186
Prepaid expenses, other assets and other liabilities	(6,618)	(2,676)
Income taxes payable	13,214	14,133
Cash provided by operating activities	15,710	30,407

Investing Activities
Property, plant and equipment additions	(9,579)	(7,705)
Proceeds from sale of assets	—	70
Cash used for investing activities	(9,579)	(7,635)

Financing Activities
Tax benefit from exercise of stock options and vesting of RSU’s	1,344	1,747
Remittance of taxes withheld from employees related to share-based compensation	(2,317)	(2,082)
Proceeds from exercise of stock options	23	—
Dividends paid	(10,475)	(7,804)
Cash used for financing activities	(11,425)	(8,139)

Increase (decrease) in cash and cash equivalents	(5,294)	14,633

Cash and cash equivalents at beginning of period	55,064	30,978

Cash and cash equivalents at end of period	$49,770	$45,611

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Non-GAAP Financial Measure

In an effort to provide investors with additional information regarding its financial results, the Company refers to various United States generally accepted accounting principles (“GAAP”) financial measures and one non-GAAP financial measure which management believes provides useful information to investors. This non-GAAP financial measure may not be comparable to similarly titled financial measures being disclosed by other companies. In addition, the Company believes that the non-GAAP financial measure should be considered in addition to, and not in lieu of, GAAP financial measures. The Company believes that this non-GAAP financial measure is useful to understanding its operating results and the ongoing performance of its underlying business. The Company uses both GAAP and non-GAAP financial measures to evaluate the Company’s financial performance.

Non-GAAP Reconciliation – EBITDA

EBITDA

(Unaudited, dollars in thousands)

	Three Months Ended
	March 29, 2014	March 30, 2013

Net income	$24,319	$23,718

Income tax expense	13,979	13,633
Depreciation and amortization expense	8,940	4,501
Interest expense, net	38	16
Interest income	(2)	—
EBITDA	$47,274	$41,868

EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. The Company calculates its EBITDA by adding the amount of interest expense, income tax expense, and depreciation and amortization expenses that have been deducted from net income back into net income, and subtracting the amount of interest income that was included in net income from net income. The Company believes that disclosure of its EBITDA will be helpful to those reviewing its performance, as EBITDA provides information on the Company’s ability to meet its capital expenditure and working capital requirements, and is also an indicator of profitability.

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